UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/17/2007

Quantum Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 700
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective August 17, 2007, the Stockholders of Quantum Corporation (the "Company") approved an amendment to the Company's Nonemployee Director Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares. The full text of the NonEmployee Director Equity Incentive Plan is attached to this Form 8-K as Exhibit 10.1.

In addition, effective August 17, 2007, the Board of Directors of the Company approved the form of a Restricted Stock Unit Agreement for the Nonemployee Director Equity Incentive Plan. The full text of the form of Restricted Stock Unit Agreement is attached to this Form 8-K as Exhibit 10.2.

Finally, effective August 17, 2007, the Stockholders of the Company approved an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance therunder by 10,000,000 shares. The full text of the Employee Stock Purchase Plan is attached to this Form 8-K as Exhibit 10.3.

The foregoing descriptions of these documents do not purport to be complete, and are qualified in their entirety by reference to documents filed hereto and incorporated by reference herein.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 17, 2007, the Board of Directors of the Company approved an amendment to the Company's bylaws to decrease the size of the Board of Directors to nine members. Prior to this amendment, the Company's Bylaws provided for eleven directors. The full text of the Bylaw amendment is attached to this Form 8-K as Exhibit 3.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation

Date: August 23, 2007	By:	/s/ Shawn Hall
Shawn Hall
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	CERTIFICATE OF AMENDMENT OF BYLAWS
EX-10.1	NON EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
EX-10.2	FORM OF RESTRICTED STOCK UNIT AGREEMENT
EX-10.3	EMPLOYEE STOCK PURCHASE PLAN